UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2008

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 8, 2008, the Corporation’s Board of Directors adopted Amendment Number One (the “Amendment”) to the Corporation’s 2006 Non-Employee Director Awards Program (“2006 NED Program”). The Amendment amends the structure of the quarterly awards and restricted stock unit awards paid to non-employee directors pursuant to the 2006 NED Program. This Current Report on Form 8-K describes the components of non-employee director compensation following the approval of the Amendment.

The amended 2006 NED Program provides for quarterly awards that consist of a fee paid to all non-employee directors and additional fees paid based on service as Chair of the Board of Directors or as a Chair or member of a Committee of the Board of Directors. These fees were approved by the Board of Directors in connection with approving the Amendment. Non-employee directors continue to receive a fee of $30,000 per year and the Chair of the Board of Directors continues to receive an additional fee of $40,000 per year. The Board of Directors reduced the fee paid to the Chair of the Audit Committee from $20,000 per year to $12,500 per year, and reduced the fee paid to each other member of the Audit Committee from $10,000 per year to $7,500 per year. The Amendment provides for new fees to be paid to the Chairs and members of the Compensation Committee and Corporate Governance and Nominating Committee. The Board of Directors approved a fee for each of the Chair of the Compensation Committee and the Chair of the Corporate Governance and Nominating Committee of $7,500 per year, and approved a fee for each other member of the Compensation Committee and the Corporate Governance and Nominating Committee of $5,000 per year. These fees are payable quarterly either in shares of Common Stock, in deferred shares of Common Stock, or in cash.

In connection with approving the Amendment, the Board of Directors eliminated meeting attendance fees for regular meetings of the Board of Directors and each Committee. The Board of Directors reduced the meeting attendance fee for special meetings of the Board of Directors attended in person from $2,000 to $1,500. The meeting attendance fee for special meetings of Committees attended in person continues to be $1,000, and the meeting attendance fee for special meetings of the Board of Directors and Committees attended via conference call continues to be $500.

In addition, the Amendment amends the structure of restricted stock unit awards granted to non-employee directors. Previously, on the date which was two full market days after each quarterly earnings announcement by the Corporation, each non-employee director received an award of 2,000 restricted stock units that vested in equal installments over three years, beginning on the first anniversary of the grant date, if the director continued to serve on the Board of Directors as of each vesting date. The Amendment replaces these quarterly restricted stock unit awards with a single annual restricted stock unit award, and the Board of Directors approved a grant date value of $50,000 for the annual restricted stock unit award. The annual restricted stock unit award is granted on the date that equity compensation grants are made to executive officers of the Corporation, but not later than March 15 of each year, and vest on the earlier of the date of the Corporation’s Annual Meeting of Stockholders or June 1 of each year. If a non-employee director’s service on the Board of Directors terminates because the non-employee director is not elected as a director at the Annual Meeting of Stockholders in the year in which the restricted stock unit award is granted, a portion of the restricted stock unit award shall vest on the date of the Annual Meeting of Stockholders that is pro-rated to reflect the time the person served as a non-employee director during that year and the unvested portion of the restricted stock unit award shall be cancelled by the Corporation. If a non-employee director’s service on the Board of Directors terminates for any other reason, the non-employee director shall forfeit all rights with respect to restricted stock units which are not vested as of the effective date of termination and the unvested portion of the restricted stock unit award shall be cancelled by the Corporation.

In connection with amending the structure of restricted stock unit awards granted to non-employee directors, the Board of Directors accelerated the vesting of all outstanding restricted stock unit awards that were previously granted to non-employee directors so that all such restricted stock unit awards became immediately vested on February 8, 2008.

This summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment Number One to the Rewards Network Inc. 2006 Non-Employee Director Awards Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia
Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: February 12, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment Number One to the Rewards Network Inc. 2006 Non-Employee Director Awards Program.